UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On June 23, 2010, A123 Systems, Inc. (the “Company”) entered into a supply agreement (the “Agreement”) with ConocoPhillips Specialty Products, Inc., (the “Seller”) to purchase supplies of graphite powder (the “Product”) for the manufacture of Li-ion cells and batteries.  The Agreement is for an initial term through December 31, 2014 and shall continue from day to day thereafter. The Company may terminate the Agreement upon not less than one year’s written notice and the Seller may terminate the Agreement upon not less than two year’s written notice, but in no event may the termination be prior to December 31, 2014.

Under the terms of the Agreement, the selling price of the Product has been established through April 1, 2014.  Additionally, the Seller has committed to making available for purchase by the Company, minimum Product volumes through 2014.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed in Item 1.01 of this Current Report on Form 8-K, on June 23, 2010, the Company entered into the Agreement.  Under the Agreement, an obligation under an off-balance sheet arrangement was created.

Pursuant to the Agreement, the Company has committed to minimum purchase volumes for each of the years ending December 31, 2010 through December 31, 2013.  If the Company’s purchase of the Product during any year fails to meet the minimum purchase commitments, the Company is required to pay the Seller a variance payment for the difference between the amount actually purchased in that calendar year and the annual minimum purchase commitment for that calendar year.  The Company will receive a credit for the amount of the variance payment to be applied to purchases in the following year.  The credit shall reduce the price of ongoing purchases of the Product until the prior year’s variance payment has been re-claimed in its entirety and the prior year’s annual minimum purchase commitment has been satisfied.  Once the prior year’s annual minimum purchase commitment has been satisfied, subsequent purchases of the Product by the Company will count toward the current year’s annual minimum purchase commitment.  If the Company is required to pay a variance payment for 2012 or 2013, the Company will have until April 1, 2015 to continue to purchase the Product to re-claim the 2012 or 2013 variance payment, subject to a limit on the Product volume purchased after April 1, 2014 to which the 2012 or 2013 variance payment can be credited against.

Further information regarding the terms of the Agreement is set forth above in Item 1.01, which is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: June 28, 2010	By:	/ S / Michael Rubino
Michael Rubino
Chief Financial Officer